Exhibit 99.1

Albemarle Announces Pricing of Public Offering of Senior Notes

CHARLOTTE, N.C., May 11, 2022 - Albemarle Corporation (NYSE: ALB), a leader in the global specialty chemicals industry, today announced the pricing of an underwritten public offering of senior notes consisting of:
•$650,000,000 of 4.650% senior notes due 2027,
•$600,000,000 of 5.050% senior notes due 2032, and
•$450,000,000 of 5.650% senior notes due 2052.
The notes will be Albemarle’s general senior unsecured obligations. The gross proceeds from the offering are expected to be approximately $1.7 billion, before deducting the underwriting discounts and commissions and estimated offering expenses payable by Albemarle. The offering is expected to close on or about May 13, 2022, subject to the satisfaction of customary closing conditions.
Albemarle intends to use a portion of the net proceeds from the offering to fund a redemption of its outstanding 4.15% senior notes due 2024, including the payment of the associated redemption premium. Albemarle intends to use the remaining net proceeds of the offering for general corporate purposes, including the repayment of outstanding commercial paper notes.
The joint book-running managers for the offering are BofA Securities, Inc., J.P. Morgan Securities LLC, and Mizuho Securities USA LLC. HSBC Securities (USA) Inc., MUFG Securities Americas Inc., SMBC Nikko Securities America, Inc., and US Bank, N.A. are also acting as additional joint book-running managers.
The senior notes described above are being offered by Albemarle pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Albemarle with the Securities and Exchange Commission (SEC) and that became automatically effective on November 6, 2019. The offering is being made only by means of a prospectus supplement and the accompanying base prospectus, which have been filed with the SEC and are available on the SEC's website located at http://www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from BofA Securities, Inc., by email at dg.prospectus_requests@bofa.com, Attention: Prospectus Department, or by telephone at 1-800-294-1322, J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions by telephone at 1-866-803-9204 and Mizuho Securities USA, LLC by telephone at 1-866-271-7403.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy the senior notes described above or any other security, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.
About Albemarle Corporation
Albemarle Corporation (NYSE: ALB) is a global specialty chemicals company with leading positions in lithium, bromine and catalysts. We think beyond business as usual to power the potential of companies in many of the world's largest and most critical industries, such as energy, electronics, and transportation. We actively pursue a sustainable approach to managing our diverse global footprint of world-class resources. In conjunction with our highly experienced and talented global teams, our deep-seated values, and our collaborative customer relationships, we create value-added and performance-based solutions that enable a safer and more sustainable future.
Forward-Looking Statements
Some of the information presented in this press release, including, without limitation, information regarding the terms of the public offering, the intended use of proceeds from the offering and the satisfaction of customary closing conditions with respect to the offering, and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from the views expressed. Factors that could cause Albemarle's actual results to differ materially from the view expressed or implied in any forward-looking statement include, without limitation: changes in economic and business conditions; changes in financial and operating performance of its major customers and industries and markets served by it; the timing of orders received from customers; the gain or loss of significant customers; market correction in lithium market pricing; changes with respect to contract renegotiations; potential production volume shortfalls; competition from other manufacturers; changes in the demand for its products or the end-user markets in which its products are sold; limitations or prohibitions on the manufacture and sale of its products; availability of raw materials; increases in the cost of raw materials and energy, and its ability to pass through such increases to its customers; technological change and development, changes in its markets in general; fluctuations in foreign currencies; changes in laws and government regulation impacting its operations or its products; the occurrence of regulatory actions, proceedings, claims or litigation (including with respect to the U.S. Foreign Corrupt Practices Act and foreign anti-corruption laws); the occurrence of cyber-security breaches, terrorist attacks, industrial accidents or natural disasters, the effect of climate change, including any regulatory changes to which it might be subject; hazards associated with chemicals manufacturing; the inability to maintain current levels of insurance, including product or premises liability insurance, or the denial of such coverage; political unrest affecting the global economy, including adverse effects from terrorism or hostilities; political instability affecting our manufacturing operations or joint ventures; changes in accounting standards; the inability to achieve results from its global manufacturing cost reduction initiatives as well as its ongoing continuous improvement and rationalization programs; changes in the jurisdictional mix of its earnings and changes in tax laws and rates or interpretation; changes in monetary policies, inflation or interest rates that may impact its ability to raise capital or increase its cost of funds, impact the performance of its pension fund investments and increase its pension expense and funding obligations; volatility and uncertainties in the debt and equity markets; technology or intellectual property infringement, including cyber-security breaches, and other innovation risks; decisions it may make in the future; future acquisition and divestiture transactions, including the ability to successfully execute, operate and integrate acquisitions and divestitures and incurring additional indebtedness; continuing uncertainties as to the duration and impact of the coronavirus (COVID-19) pandemic; performance of Albemarle's partners in joint ventures and other projects; changes in credit ratings; and the other factors detailed from time to time in the reports Albemarle files with the SEC, including those described under "Risk Factors" in Albemarle's most recent Annual Report on Form 10-K any subsequently filed Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release. Albemarle assumes no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Media Contact: Kelli Hopp-Michlosky, +1 (980) 999-5143, Kelli.Hopp-Michlosky@albemarle.com
Investor Relations Contact: Meredith Bandy, +1 (980) 999-5168, Meredith.Bandy@albemarle.com